UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 28, 2011

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7047 E. Greenway Parkway #250
Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -       CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 28, 2011, after receipt of approval from the Financial Industry Regulatory Authority (“FINRA”),  Ironwood Gold Corp., a Nevada corporation (the “Company”), effected a 1-for-20 reverse stock split together with a corresponding reduction (from 500,000,000 to 25,000,000) in the number of authorized shares of the Company’s common stock (the “Reverse Split”).

The Reverse Split was duly approved by the Board of Directors of the Company on September 30, 2011 without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. In accordance with the Reverse Split, the corresponding reduction in the number of authorized shares of the Company’s common stock was effected via an amendment to the Company’s Articles of Incorporation.  The full text of the amendment to the Company’s Articles of Incorporation setting forth the authorized capital stock of the Company is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Pursuant to the Reverse Split, holders of the Company’s common stock are deemed to hold 1 whole post-split share of the Company’s common stock for every 20 shares of the Company’s issued and outstanding common stock as classified immediately prior to the effective date of the Reverse Split.  No fractional shares of the Company’s common stock will be issued in connection with the Reverse Split.  Shareholders who are entitled to a fractional post-split share will receive in lieu thereof 1 whole post-split share.

SECTION 8 -       OTHER EVENTS

Item 8.01             Other Events.

In connection with the Reverse Split described in Item 5.03 above, FINRA has assigned a “D” to the Company’s stock symbol “IROGD,” such “D” to be removed 20 business days from the open of business on October 28, 2011.

SECTION 9 -       FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1(a)	Text of Amendment to Articles of Incorporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: October 28, 2011	By:	/s/ Behzad Shayanfar

Behzad Shayanfar
Chief Executive Officer

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